                            JOINT FILING INFORMATION

Reporting Person:       THE TWENTYSIX INVESTMENT TRUST

Address:                300 CRESCENT COURT, SUITE 700
                        DALLAS, TEXAS 75201

Designated Filer:       THE TWENTYSIX INVESTMENT TRUST

Issuer and Symbol:      NEXPOINT REAL ESTATE STRATEGIES FUND ("NRESF")

Date of Event
Requiring Statement:    8/3/2016

                        /s/ Matt McGraner, Trustee
Signature:              ----------------------------------------
                        Matt McGraner, Trustee

Reporting Person:       MCGRANER, MATT

Address:                300 CRESCENT COURT, SUITE 700
                        DALLAS, TEXAS 75201

Designated Filer:       THE TWENTYSIX INVESTMENT TRUST

Issuer and Symbol:      NEXPOINT REAL ESTATE STRATEGIES FUND ("NRESF")

Date of Event
Requiring Statement:    8/3/2016

                        /s/ Matt McGraner
Signature:              ---------------------------------------
                        Matt McGraner